Exhibit 99.3

INDEX TO FINANCIAL STATEMENTS

Page
KKR Eaglebine Properties

Audited and Unaudited Statements of Revenues and Direct Operating Expenses

Independent Auditors’ Report	F-2

Statements of Revenues and Direct Operating Expenses for the Years Ended December 31, 2016 and 2015 (audited), the period from September 11, 2014 to December 31, 2014 (audited) and the Three Months Ended March 31, 2017 and 2016 (unaudited)

F-4

Notes to Statements of Revenues and Direct Operating Expenses	F-5

INDEPENDENT AUDITORS’ REPORT

To KKR Upstream Associates LLC, as the parent of KKR EIGF LLC:

We have audited the accompanying statements of revenue and direct operating expenses of the oil and natural gas properties (the “Properties”) expected to be acquired by WHR Eagle Ford LLC, a subsidiary of WildHorse Resource Development Corporation, from Admiral A. Holding, L.P., TE Admiral A. Holding L.P., and Aurora C-I Holding L.P. (collectively, the “Partnerships”), under common control of KKR EIGF LLC (the “Company”), in accordance with the definitive purchase and sale agreement dated May 10, 2017, for the period from September 11, 2014 through December 31, 2014, and for the years ended December 31, 2015 and 2016.

Management’s Responsibility for the Statements of Revenue and Direct Operating Expenses

Management is responsible for the preparation and fair presentation of the statements of revenue and direct operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements of revenue and direct operating expenses that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the statements of revenue and direct operating expenses based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenue and direct operating expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statements of revenue and direct operating expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the statements of revenue and direct operating expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statements of revenue and direct operating expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statements of revenue and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for the period from September 11, 2014 to December 31, 2014, and for the years ended December 31, 2015 and 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2 to the statements of revenue and direct operating expenses, the accompanying statements of revenue and direct operating expenses have been prepared for the purposes of presenting the revenues and direct operating expenses of the Properties, and are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Properties. Our opinion is not modified with respect to this matter.

Other Matter

Accounting principles generally accepted in the United States of America require that the Supplemental Oil, Natural Gas, and NGL Information be presented to supplement the statements of revenue over direct operating expenses. Such information, although not a part of the statements of revenue over direct operating expenses, is required by the Financial Accounting Standards Board who considers it to be an essential part of financial reporting for placing the statements of revenue over direct operating expenses in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the statements of revenue over direct operating expenses, and other knowledge we obtained during our audit of the statements of revenue over direct operating expenses. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

June 27, 2017

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE AURORA ACQUIRED PROPERTIES (as described in Note 1)

(In thousands)

	Three Months Ended March 31,		Years Ended December 31,		September 11, 2014 (Date of Acquisition) to December 31, 2014
	2017	2016	2016	2015
	(unaudited)	(unaudited)
Revenues
Oil and condensate sales	$4,975	$4,395	$21,746	$21,261	$9,742
Natural-gas sales	122	123	530	458	184
Natural-gas liquids sales	238	163	821	760	382

Total revenues	5,335	4,681	23,097	22,479	10,308

Direct Operating Expenses
Lease operating expenses	622	753	3,014	2,670	666
Production and other taxes	334	303	1,414	1,395	576

Total direct operating expenses	956	1,056	4,428	4,065	1,242

Excess of Revenues Over Direct Operating Expenses	$4,379	$3,625	$18,669	$18,414	$9,066

See accompanying notes to the Statements of Revenues and Direct Operating Expenses.

Notes to the Statements of Revenues and Direct Operating Expenses

of the Aurora Acquired Properties (as described in Note 1)

1.	BACKGROUND INFORMATION

On September 11, 2014, Admiral A Holdings L.P., TE Admiral A Holdings L.P. and Aurora C-I Holding L.P. (together “Aurora”) acquired working interests in certain oil and natural gas properties located in the Eaglebine play in Texas. On May 10, 2017, WHR Eagle Ford LLC, a wholly-owned subsidiary of WildHorse Resource Development Corporation (“WildHorse”), entered into a purchase and sale agreement with Aurora to acquire all of Aurora’s working interests in the Eaglebine properties (the “Acquired Properties”).

2.	ACCOUNTING POLICIES

Basis of Presentation — Aurora did not prepare separate stand-alone historical financial statements for the Acquired Properties during the periods presented. Accordingly, complete financial statements under U.S. generally accepted accounting principles are not available or practicable to produce for the Acquired Properties. The Statements of Revenues and Direct Operating Expenses are not intended to be a complete presentation of the results of operations of the Acquired Properties and may not be representative of future operations as they do not include indirect general and administrative expenses, interest expense, depreciation, depletion, and amortization, income taxes, effects of hedging transactions, impairment expenses, exploration expenses, and other income and expenses not directly attributable to oil, natural gas, and natural gas liquids (“NGL”) revenue.

Use of Estimates — Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements. These estimates and assumptions are based on management’s best estimates and judgment. Actual results may differ from those estimates.

Revenue Recognition — Oil, natural gas, and NGL revenues are recognized when production is sold to a purchaser at fixed or determinable prices, when delivery has occurred and title has transferred and collectability of the revenue is reasonably assured. Aurora follows the sales method of accounting for natural gas revenues. Under this method of accounting, revenues are recognized based on volumes sold, which may differ from the volume which are entitled based on Aurora’s working interest. There were no material gas imbalances during the periods presented.

Direct Operating Expenses — Direct operating expenses are recognized when incurred and include (a) lease operating expenses, which consist of gathering and processing expenses, lifting costs, lease and well repairs and maintenance, and other field expenses; and (b) production and other taxes, which consist of severance and ad valorem taxes.

3.	COMMITMENTS AND CONTINGENCIES

The activity of the Acquired Properties may become subject to potential claims and litigation in the normal course of operations. While the ultimate impact of any proceedings cannot be predicted with certainty, Aurora management is currently not aware of any legal or other contingencies that would have a material effect on the Statements of Revenues and Direct Operating Expenses.

4.	SUBSEQUENT EVENTS

The Statements of Revenues and Direct Operating Expense were issued on June 27, 2017, and all subsequent events through June 27, 2017 were considered for purposes of analysis and disclosure.

Notes to the Statements of Revenues and Direct Operating Expenses

of the Aurora Acquired Properties (as described in Note 1)

SUPPLEMENTAL OIL, NATURAL GAS, AND NGL INFORMATION (UNAUDITED)

The following tables present the changes in estimated proved and estimated proved developed reserves, the standardized measure of discounted future net cash flows and changes therein relating to estimated proved oil, natural gas, and NGL reserves for the periods presented. We caution that there are many uncertainties inherent in estimating proved reserve quantities and in projecting future production rates and the timing of development. Accordingly, these estimates are expected to change as further information becomes available. Material revisions of reserve estimates may occur in the future, development and production of the oil, natural gas and NGL reserves may not occur in the periods assumed, and actual prices realized incurred may vary significantly from those used in these estimates. The estimates of our proved reserves for the periods presented have been prepared internally by qualified engineers.

The estimated proved and estimated proved developed reserves for the periods presented are as follows:

	Oil (Mbbl)	Natural Gas (Mmcf)	NGLs (Mbbl)	Total (1) (Mboe)
Proved Reserves
September 11, 2014	—	—	—	—
Acquisition of reserves	1,073	188	43	1,147
Revisions of previous estimates	(40)	200	93	86
Extensions and discoveries	584	120	43	647
Production	(117)	(44)	(13)	(137)

December 31, 2014	1,500	464	166	1,743
Revisions of previous estimates	238	219	46	321
Extensions and discoveries	2,085	573	176	2,357
Production	(467)	(183)	(58)	(556)

December 31, 2015	3,356	1,073	330	3,865
Revisions of previous estimates	(1,136)	(180)	(58)	(1,224)
Extensions and discoveries	105	26	8	117
Production	(549)	(219)	(67)	(653)

December 31, 2016	1,776	700	213	2,105
Proved developed reserves at:
December 31, 2014	1,203	403	144	1,414
December 31, 2015	1,849	795	245	2,227
December 31, 2016	1,776	700	213	2,106
Proved undeveloped reserves at:
December 31, 2014	297	61	22	329
December 31, 2015	1,507	278	85	1,638
December 31, 2016	—	—	—	—

(1)	Total volumes are in thousands of barrels of oil equivalent (“MBOE”). For this computation, one barrel is the equivalent of six thousand cubic feet of natural gas.

Notes to the Statements of Revenues and Direct Operating Expenses

of the Aurora Acquired Properties (as described in Note 1)

As specified by the SEC, estimated future net cash flows utilize prices for oil, natural gas, and NGL that are the arithmetical average prices during the year determined using the price on the first day of each month.

The present value of future net cash flows does not purport to be an estimate of the fair market value of the Acquired Properties. An estimate of fair value would also take into account, among other things, anticipated changes in future prices and costs, the expected recovery of reserves in excess of proved reserves and a discount factor more representative of the time value of money and the risks inherent in producing oil and natural gas.

The standardized measure of discounted future net cash flows relating to estimated proved oil, natural gas, and NGL reserves for the periods presented are as follows:

	Years Ended December 31,		September 11, 2014 (Date of Acquisition) to December 31, 2014
	2016	2015
Future cash flows	$71,045	$161,846	$144,395
Future production costs	(29,457)	(46,289)	(40,722)
Future development costs	(2,760)	(39,679)	(14,217)

Future net cash flows	38,828	75,878	89,456
Discounted at 10% per year	(10,113)	(28,260)	(27,216)

Standardized measure of discounted future net cash flows	$28,715	$47,618	$62,240

The principal sources of changes in the standardized measure of discounted future net cash flows for the periods presented are as follows:

	Years Ended December 31,		September 11, 2014 (Date of Acquisition) to December 31, 2014
	2016	2015
Balance, beginning of period	$47,618	$62,240	$—
Acquisition of reserves	—	—	52,460
Sales and transfers of oil and gas, net of production costs	(18,668)	(18,414)	(9,066)
Net changes in prices and production costs	(13,616)	(38,770)	(5,944)
Changes in estimated future development costs	249	2,655	(1,108)
Extensions, discoveries, and additions	1,848	22,563	19,824
Development costs incurred during the period	11,756	6,149	—
Revisions of previous quantity estimates	(4,827)	3,948	2,666
Accretion of discount	4,762	6,224	1,311
Other	(407)	1,023	2,097

Balance, end of period	$28,715	$47,618	$62,240